Filed pursuant to Rule 433(d) - Registration Statement No. 333-132108

____________________________________________

The mortgage pass-through securities referred to in these materials, and the pool of mortgage loans backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the mortgage pass-through securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued.  In addition, since the mortgage pass-through securities and the pool of mortgage loans backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Free Writing Prospectus

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-2
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-2

$431,107,000 (approximate) Classes A-1A, A-1B, A-2, A-3, A-4, A-5, A-6, A-7, M-1, M-2, M-3, M-4, and M-5 (Offered Certificates)

Nomura Asset Acceptance Corporation
Depositor
SEC File Number:  333-132108

Nomura Credit & Capital, Inc.
Sponsor

Wells Fargo Bank, N.A.
Securities Administrator, Master Servicer and Custodian

HSBC Bank USA, National Association
Trustee

GMAC Mortgage, LLC
Wells Fargo Bank, N.A.
Servicers

June 26, 2007

The depositor has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com.  The securities may not be suitable for all investors.  Banc of America Securities LLC, Greenwich Capital Markets, Inc. (the “Underwriters”) and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein.  The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes.  The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.  Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities.  These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Nomura Asset Acceptance Corporation Alternative Loan Trust, Series 2007-2 Mortgage Pass-Through Certificates, Series 2007-2

Preliminary Summary of Terms

All dollar amounts, percentages and other numerical information contained in this free writing prospectus are subject to a permitted variance of plus or minus 10%.
Preliminary Summary of Certificates
To Call (1)
Class	Approx. Size (2)	Principal Type – Interest	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Maturity to Call @ 100% PPC	Delay Days	Expected Ratings
Offered Certificates							Moody’s	S&P
A-1A	90,000,000	Super-Senior, Sequential Pay, Floating Rate	1.05	1-26	Aug 2009	0	Aaa	AAA
A-1B	92,120,000	Senior, Sequential Pay, Fixed Rate	1.05	1-26	Aug 2009	24	Aaa	AAA
A-2	43,273,000	Super-Senior, Sequential Pay, Floating Rate	2.50	26-35	May 2010	0	Aaa	AAA
A-3	37,280,000	Super-Senior, Sequential Pay, Floating Rate	3.50	35-51	Sept 2011	0	Aaa	AAA
A-4	38,869,000	Super-Senior, Sequential Pay, Floating Rate	5.99	51-96	June 2015	0	Aaa	AAA
A-5	64,778,000	Super Senior, Lockout, Fixed Rate	6.41	38-96	June 2015	24	Aaa	AAA
A-6	7,722,000	Senior Support, Lockout, Fixed Rate	6.41	38-96	June 2015	24	Aaa	AAA
A-7	23,600,000	Senior Support, Pass Through, Floating Rate	3.01	1-96	June 2015	0	Aaa	AAA
M-1	16,186,000	Mezzanine, Floating Rate	5.30	37-96	June 2015	0	Aa2	AA
M-2	9,624,000	Mezzanine, Floating Rate	5.29	37-96	June 2015	0	A2	A
M-3	3,281,000	Mezzanine, Floating Rate	5.29	37-96	June 2015	0	Baa1	BBB+
M-4	2,187,000	Mezzanine, Floating Rate	5.29	37-96	June 2015	0	Baa2	BBB
M-5	2,187,000	Mezzanine, Floating Rate	5.25	37-96	June 2015	0	Baa3	BBB
Not Offered Hereunder
X	NA
P	NA
R	NA
R-X	NA

(1)
Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363636% each month up to and including month 12, and remaining at 25% CPR.

(2)	Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.

Preliminary Summary of Certificates
To Maturity (1)
Class	Approx. Size (2)	Principal Type – Interest	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Maturity @ 100% PPC	Delay Days	Expected Ratings
Offered Certificates							Moody’s	S&P
A-1A	90,000,000	Super-Senior, Sequential Pay, Floating Rate	1.05	1-26	Aug 2009	0	Aaa	AAA
A-1B	92,120,000	Senior, Sequential Pay, Fixed Rate	1.05	1-26	Aug 2009	24	Aaa	AAA
A-2	43,273,000	Super-Senior, Sequential Pay, Floating Rate	2.50	26-35	May 2010	0	Aaa	AAA
A-3	37,280,000	Super-Senior, Sequential Pay, Floating Rate	3.50	35-51	Sept 2011	0	Aaa	AAA
A-4	38,869,000	Super-Senior, Sequential Pay, Floating Rate	7.70	51-223	Jan 2026	0	Aaa	AAA
A-5	64,778,000	Super Senior, Lockout, Fixed Rate	6.90	38-221	Nov 2025	24	Aaa	AAA
A-6	7,722,000	Senior Support, Lockout, Fixed Rate	6.90	38-221	Nov 2025	24	Aaa	AAA
A-7	23,600,000	Senior Support, Pass Through, Floating Rate	3.29	1-223	Jan 2026	0	Aaa	AAA
M-1	16,186,000	Mezzanine, Floating Rate	5.79	37-160	Oct 2020	0	Aa2	AA
M-2	9,624,000	Mezzanine, Floating Rate	5.67	37 - 140	Feb 2019	0	A2	A
M-3	3,281,000	Mezzanine, Floating Rate	5.54	37 - 120	June 2017	0	Baa1	BBB+
M-4	2,187,000	Mezzanine, Floating Rate	5.42	37 - 110	Aug 2016	0	Baa2	BBB
M-5	2,187,000	Mezzanine, Floating Rate	5.26	37 - 100	Oct 2015	0	Baa3	BBB
Not Offered Hereunder
X	NA
P	NA
R	NA
R-X	NA

(1)
Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363636% each month up to and including month 12, and remaining at 25% CPR for the life.

(2)	Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.

Underwriters:
Banc of America Securities LLC as lead manager (the “Lead Manager”), along with Greenwich Capital Markets, Inc. (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Senior Certificates	Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates

Mezzanine Certificates	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Offered Certificates	Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Certificates	Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class X, Class P, Class R and Class R-X Certificates

Cut-off Date	June 1, 2007

Distribution Date	25th day of each month, or the next succeeding business day; the first Distribution Date is July 25, 2007

Pooling and Servicing Agreement
The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and GMAC Mortgage, LLC, as a Servicer.

Mortgage Loans	A pool of Alt-A fixed-rate mortgage loans secured by first liens on one- to four-family properties.

Originators
Multiple originators; the significant originator will be First National Bank of Nevada, with respect to approximately 29.99% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date.  No other originator originated 10% or more of the Mortgage Loans.

Credit Risk Manager	Clayton Fixed Income Services Inc.

Supplemental Interest Trust Trustee	HSBC Bank USA, National Association

Swap Provider	A swap provider having a long term credit rating acceptable to the Rating Agencies.

Cap Provider	A cap provider having a long term credit rating acceptable to the Rating Agencies.

Record Date:
For the Class A-1B, Class A-5 and Class A-6 Certificates and any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs.  For all other classes of Offered Certificates, the business day preceding the applicable Distribution Date so long as such Certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in June 2037 will be the Last  Scheduled Distribution Date for the Offered Certificates.  It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date. Approximately 5.39% of the Mortgage Loans, by aggregate stated principal balance as of the Cut-off Date, have a forty year legal maturity (the "40 Year Mortgage Loans").  On the Distribution Date in June 2037, and as more fully described in the final free writing prospectus, the payment of principal and interest due to each class of Offered Certificates then outstanding, will be made from a reserve fund (the “40-Year Reserve Fund”) funded by (1) commencing on the Distribution Date in July 2017, a percentage of the interest collections on the Mortgage Loans before interest is available for distribution to the Certificates and (2) commencing on the Distribution Date in July 2027, from amounts available to the Class X Certificateholders, as described below under “Net Monthly Excess Cashflow” (the items described in (1) and (2) collectively referred to as the “40-Year Reserve Strip”), in each case as more fully described in the final free writing prospectus.

Optional Termination
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the Certificates on any Distribution Date in the month in which the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise its optional termination right to the extent that the depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise its optional termination right.

Tax Structure
For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity as one or more “real estate mortgage investment conduits” (each, a “REMIC”).  Each of the Offered Certificates represents an interest in two assets for federal income tax purposes: (i) a “regular interest” in a REMIC, which will be treated as newly-originated debt instruments for most federal income tax purposes and (ii) the right to payment of Net WAC Rate Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes. Certain classes of the Offered Certificates may be issued with “original issue discount” depending on their issue price. If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of such Certificate, often well before such income is distributed in cash to you.

ERISA Eligibility
It is anticipated that the Offered Certificates may be purchased by plans subject to Title I of ERISA or Section 4975 of the Code.  Prior to the termination of the Supplemental Interest Trust, prospective plan purchasers must be eligible for the relief available under one or more investor-based exemptions.  Prospective purchasers should consult their own counsel.

Legal Investment	It is anticipated that the Senior Certificates and the Class M-1 Certificates will be SMMEA eligible.

Interest Distributions	On each Distribution Date, the Securities Administrator will distribute the Interest Remittance Amount in the following order of priority to the extent available:

first, concurrently, to each class of Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, the Senior Interest Distribution Amount for each such class for such Distribution Date;

second, to the Class M-1 Certificates, the Interest Distribution Amount thereon for such Distribution Date;

third, to the Class M-2 Certificates, the Interest Distribution Amount thereon for such Distribution Date;

fourth, to the Class M-3 Certificates, the Interest Distribution Amount thereon for such Distribution Date;

fifth, to the Class M-4 Certificates, the Interest Distribution Amount thereon for such Distribution Date;

sixth, to the Class M-5 Certificates, the Interest Distribution Amount thereon for such Distribution Date; and

seventh, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described below under “Net Monthly Excess Cashflow.”

Principal Distributions
For each Distribution Date before the Stepdown Date or when a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balance of each class of Offered Certificates in the following order of priority:

first, concurrently, as follows:

(a)	the Senior Sequential Allocation Percentage of the Principal Distribution Amount as follows:

(i)	concurrently, to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, up to the Lockout Principal Distribution Amount;

(ii)
concurrently, to the Class A-1A Certificates and Class A-1B  Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)	sequentially, to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

(iv)
concurrently, to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(b)	the Pass-Through Allocation Percentage of the Principal Distribution Amount to the Class A-7 Certificates until its Certificate Principal Balance has been reduced to zero;

second, to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

third, to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

fourth, to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

fifth, to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

sixth, to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero; and

seventh, any remaining Principal Distribution Amount will be distributed as part of the Net Monthly Excess Cashflow as described below under “Net Monthly Excess Cashflow.”

For each Distribution Date on or after the Stepdown Date so long as no Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balance of each class of Offered Certificates in the following order of priority:

first, up to the Senior Principal Distribution Amount, concurrently, as follows:

(a)	the Senior Sequential Allocation Percentage of the Senior Principal Distribution Amount as follows:

(i)	concurrently, to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, up to the Lockout Principal Distribution Amount;

(ii)
concurrently, to the Class A-1A Certificates and Class A-1B  Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)	sequentially, to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iv)
concurrently, to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; and

(b)	the Pass-Through Allocation Percentage of the Senior Principal Distribution Amount to the Class A-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

second, to the Class M-1 Certificates, in an amount equal to the Class M-1 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

third, to the Class M-2 Certificates, in an amount equal to the Class M-2 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

fourth, to the Class M-3 Certificates, in an amount equal to the Class M-3 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

fifth, to the Class M-4 Certificates, in an amount equal to the Class M-4 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

sixth, to the Class M-5 Certificates, in an amount equal to the Class M-5 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero; and

seventh, any remaining Principal Distribution Amount will be distributed as part of the Net Monthly Excess Cashflow as described below under “Net Monthly Excess Cashflow.”

Notwithstanding the foregoing, on any Distribution Date after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero, the Senior Principal Distribution Amount for that Distribution Date will be allocated among the Senior Certificates, concurrently and on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Net Monthly Excess Cashflow
On any Distribution Date, Net Monthly Excess Cashflow will be applied in the following order of priority on that Distribution Date, after taking into account distributions made in respect of the Interest Rate Swap Agreement as described below:

first, to the Senior Certificates, pro rata, to pay any remaining Interest Carryforward Amount;

second, to each class of Mezzanine Certificates, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, first to pay any remaining Interest Distribution Amount and then to pay any remaining Interest Carryforward Amount;

third, to the extent of amounts otherwise distributable on the Class X Certificates, to the Net WAC Reserve Account to pay Net WAC Rate Carryover Amounts first, concurrently, to the Senior Certificates, on a pro rata basis, based on the Net WAC Rate Carryover Amounts for each such class of Senior Certificates then entitled to Net WAC Rate Carryover Amounts, and second, to the Mezzanine Certificates, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority;

fourth, concurrently, to the Senior Certificates, pro rata, any Realized Loss Amortization Amounts for such classes, based on any Realized Loss  Amortization Amounts remaining unpaid for each such class;

fifth, to the Mezzanine Certificates, sequentially in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, any Realized Loss Amortization Amounts;

sixth, to the extent of amounts otherwise distributable on the Class X Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payment; and

seventh, any remaining amounts to the Class X (or, if applicable, the 40-Year Reserve Fund), Class R and Class R-X Certificates as specified in the Pooling and Servicing Agreement.

Interest Rate Swap Agreement
Pursuant to the Interest Rate Swap Agreement, on each Distribution Date during the term of the Interest Rate Swap Agreement  (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider equal to the product of (a) a per annum percentage set forth in the Interest Rate Swap Agreement, (b) the Swap Notional Amount (as defined herein) for such Distribution Date, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Mezzanine Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date (as defined herein) multiplied by (c) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360.

The “Swap Notional Amount” for each Distribution Date will equal the stated swap notional amount for such Distribution Date, as set forth in the Interest Rate Swap Agreement.

A net payment will be required to be made on  each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Mezzanine Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Senior Certificates and Mezzanine Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

A “Defaulted Swap Termination Payment” means any Swap Termination Payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an event of default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under the Interest Rate Swap Agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Supplemental Interest Trust Distributions
On any Distribution Date and after all distributions made under “Interest Distributions” and “Principal Distributions” above, but before distributions under  “Net Monthly Excess Cashflow” above and “Class A-4 Cap Agreement” below, funds in the Supplemental Interest Trust with respect to the Interest Rate Swap Agreement will be distributed in the following order of priority:

(i)	to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii)
to pay any remaining Interest Carryforward Amounts concurrently on the Senior Certificates, pro rata, then to pay any Interest Carryforward Amounts to the Mezzanine Certificates, sequentially in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority;

(iv)
to pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal distribution provisions described herein, in an amount necessary to restore or maintain the applicable Targeted Overcollateralization Amount;

(v)
to pay concurrently in proportion of their respective Net WAC Rate Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Net WAC Rate Carryover Amounts;

(vi)
to pay the Mezzanine Certificates any remaining Net WAC Rate Carryover Amounts sequentially, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, any remaining Net WAC Rate Carryover Amounts;

(vii)
to reimburse concurrently in proportion of their respective Applied Realized Loss Amounts, to the Senior Certificates, any remaining Applied Realized Loss Amounts, then to reimburse the Mezzanine Certificates for any remaining Applied Realized Loss Amounts, sequentially, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority;

(viii)	to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

(ix)	to the holders of the Class X Certificates, any remaining amounts.

The aggregate of the amounts paid pursuant to clauses (iv) and (vii) above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative Subsequent Recoveries).

Class A-4 Cap Agreement
On or before the Closing Date, the Supplemental Interest Trust Trustee will enter into an interest rate cap agreement for the benefit of the Class A-4 Certificates (the “Class A-4 Cap Agreement”) with the Cap Provider.  Under the Class A-4 Cap Agreement, on each Distribution Date the Cap Provider will be obligated to pay to the Supplemental Interest Trust an amount equal to the  product of (a) the excess, if any, of (i) the lesser of (x) one-month LIBOR (calculated as described in the Class A-4 Cap Agreement) and (y) 10.50% over (ii) the strike rate for such Distribution Date set forth in the Class A-4 Cap Agreement and (b) the lesser of (i) the Certificate Principal Balance of the Class A-4 Certificates prior to distributions on that Distribution Date and (ii) the then-current notional amount set forth in the Class A-4 Cap Agreement, based on an “actual/360” basis until the Class A-4 Cap Agreement is terminated.  Generally, these interest rate cap payments will be deposited into an account (the “Class A-4 Cap Account”) and will be distributed first, to pay to the Class A-4 Certificates any remaining Net WAC Rate Carryover Amounts, after taking into account distributions set forth under “Interest Distributions”, “Net Monthly Excess Cashflow” and “Supplemental Interest Trust Distributions”, and second, to the Class X Certificates, any remaining amounts.

Allocation of Losses
Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Class X Certificates, through the application of Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Certificate Principal Balance of any Certificates as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, such excess (a “Subordinated Applied Realized Loss Amount”) will be allocated sequentially to the Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.  In addition, if after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Certificate Principal Balance of any Certificates as a result of Subsequent Recoveries and after the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, the aggregate Certificate Principal Balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, then with respect to each class of Senior Certificates, an amount equal to the product of such excess and a fraction, the numerator of which is the Certificate Principal Balance of such class and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates (with respect to each class, such amount, a “Senior Applied Realized Loss Amount” and collectively with a Subordinated Applied Realized Loss Amount, an “Applied Realized Loss Amount”) will be allocated in reduction of the Certificate Principal Balance of each such class; provided, however, (i) that for so long as the Class A-6 Certificates are outstanding, the Senior Applied Realized Loss Amount for the Class A-5 Certificates will be allocated to the Class A-6 Certificates in addition to the Senior Applied Realized Loss Amount for the Class A-6 Certificates and (ii) that for so long as the Class A-7 Certificates are outstanding, the applicable Senior Floating Rate Loss Percentage of the Senior Applied Realized Loss Amount for the Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates will be allocated to the Class A-7 Certificates in addition to the Senior Applied Realized Loss Amount for the Class A-7 Certificates.

Senior Floating Rate Loss Percentage
With respect to (a) the Class A-1A Certificates an amount not to exceed 10.00% of the original Certificate Principal Balance of the Class A-1A Certificates, (b) the Class A-2 Certificates an amount not to exceed 10.00% of the original Certificate Principal Balance of the Class A-2 Certificates, (c) the Class A-3 Certificates an amount not to exceed 16.90% of the original Certificate Principal Balance of the Class A-3 Certificates, and (d) the Class A-4 Certificates an amount not to exceed 10.00% of the original Certificate Principal Balance of the Class A-4 Certificates.

Interest Distribution Amount
With respect to any Distribution Date and each class of Offered Certificates entitled to distributions of interest, an amount equal to the interest accrued during the related interest accrual period on the Certificate Principal Balance of such class of Certificates at the applicable Pass-Through Rate, minus the applicable Interest Percentage of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003, as amended, or similar state and local laws for such Distribution Date.

60+ Day Delinquent Loan
60+ Day Delinquent Loan means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a monthly payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Mortgage Loan relating to an REO property.

Senior Interest Distribution Amount
With respect to any Distribution Date and any class of Senior Certificates, an amount equal to the Interest Distribution Amount for such Distribution Date and such class and the Interest Carryforward Amount, if any, for such Distribution Date and such class.

Prepayment Interest Shortfalls	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Compensating Interest
With respect to each Distribution Date, each Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer.  With respect to any Distribution Date and GMAC Mortgage, LLC, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Mortgage Loans serviced by it and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) one half of the aggregate servicing fee due GMAC Mortgage, LLC on the Mortgage Loans for such Distribution Date. With respect to any Distribution Date and Wells Fargo Bank, N.A., payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Mortgage Loans serviced by Wells Fargo and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) the aggregate servicing fee due Wells Fargo Bank, N,A. on the Mortgage Loans serviced by it for such Distribution Date.  If the related Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing compensation payable to the Master Servicer for the related Distribution Date.

Net WAC Rate Carryover Amount
For each class of Certificates and on any Distribution Date, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate not limited by the Net WAC Pass-Through Rate over (ii) the amount of interest such class received on such Distribution Date based on the Net WAC Pass-Through Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate).

Pass-Through Rate
The Pass-Through Rate for each class of fixed rate certificates will be the lesser of (i) a fixed per annum rate and (ii) the Net WAC Pass-Through Rate.  The Pass-Though Rate for each class of floating rate certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR as determined by the Securities Administrator for the applicable Distribution Date plus a specified margin and (ii) the Net WAC Pass-Through Rate.

Net WAC Pass-Through Rate
The Net WAC Pass-Through Rate for any Distribution Date and any class of Certificates will be a per annum rate (subject to adjustment, in the case of each class of floating rate certificates, based on the actual number of days elapsed during the related Interest Accrual Period) equal to (i) the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period less (ii) 12 times the quotient of (a) the aggregate Net Swap Payment or Swap Termination Payment, if any, made to the Swap Providers (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in each Interest Rate Swap Agreement)) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

Net Mortgage Rate
For any Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Expense Fee Rate and, if applicable, any 40-Year Reserve Strip.

Expense Fee Rate
The sum of the rate at which any fees payable to the Master Servicer, the Servicers, the Credit Risk Manager, and the premium payable in connection with any lender paid primary mortgage insurance policy, is calculated and payable monthly.  The initial Expense Fee Rate will be the maximum Expense Fee Rate, and shall be a weighted average per annum rate of approximately 0.350% payable monthly.

Certificate Principal Balance
The Certificate Principal Balance of a class of Certificates (other than the Class X Certificates) at any time will equal its initial principal balance on the Closing Date less (i) all distributions of principal made to such class and (ii) losses allocated to such class, plus any Subsequent Recoveries allocated to such class for previous Distribution Dates.  The Certificate Principal Balance of the Class X Certificates is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Offered Certificates.

Senior Sequential Allocation Percentage
With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the Certificate Principal Balance of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates, in each case immediately prior to such Distribution Date.

Pass-Through Allocation Percentage
With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-7 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates, in each case immediately prior to such Distribution Date.

Class M-1 Principal Distribution Amount
Means the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 89.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class M-2 Principal Distribution Amount
Means the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 93.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class M-3 Principal Distribution Amount
Means the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class M-4 Principal Distribution Amount
Means the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class M-5 Principal Distribution Amount
Means the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date)  and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Due Period	The period from the second day of the calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

Debt Service Reduction
A reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation
A valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Extra Principal Distribution Amount	Means as of any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

Interest Carryforward Amount
Means (i) for any class of Offered Certificates and the first Distribution Date, zero, and (ii) for any class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Interest Distribution Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Interest Carryforward Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related interest accrual period.

Interest Percentage
With respect to any class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Interest Distribution Amount for such class to the Interest Distribution Amount for all classes of Senior Certificates and Mezzanine Certificates with respect to such Distribution Date and without regard to reductions due to the Servicemembers Civil Relief Act.

Interest Remittance Amount
As of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related Due Period on the Mortgage Loans (at the Net Mortgage Rate) received by the Servicers on or prior to the Determination Date for such Distribution Date (less certain amounts available for reimbursement of advances and servicing advances with respect to such Mortgage Loans and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement and the servicing agreement), (ii) all payments by the Servicers to cover interest shortfalls due to principal prepayments for such Distribution Date, (iii) the portion of any payment in connection with any principal prepayment, substitution, repurchase price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the during the related Prepayment Period, (iv) any reimbursement amounts received with respect to the Mortgage Loans during the related Prepayment Period and (v) on the Distribution Date on which the optional clean-up call for the Mortgage Loans and related property of the Issuing Entity is exercised, the interest portion of the termination price less (B) any amounts payable to the Swap Providers (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Providers, other than a Defaulted Swap Termination Payment).

Net Monthly Excess Cashflow
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Senior Certificates and the Interest Distribution Amount payable to the Mezzanine Certificates and (B) the Principal Remittance Amount payable to the Offered Certificates for that Distribution Date.

Overcollateralization Amount
As of any Distribution Date, the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (y) the aggregate Certificate Principal Balance of all classes of Offered Certificates (after taking into account payment of 100% of the Principal Remittance Amount on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).    On the initial Distribution Date, it is expected that the Overcollateralization Amount will equal the Targeted Overcollateralization Amount.

Overcollateralization Deficiency
As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the difference (which may be negative) between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the aggregate Certificate Principal Balance of the Offered Certificates (after taking into account the reduction on that Distribution Date of the Certificate Principal Balances of all classes of Offered Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date).

Overcollateralization Release Amount
With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount.  With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Principal Distribution Amount	As of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

Principal Remittance Amount
With respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts (without duplication) available for reimbursement of advances and servicing advances relating to Mortgage Loans and certain other reimbursable expenses and indemnities relating to the Mortgage Loans pursuant to the Pooling and Servicing Agreement and the servicing agreements) of the following amounts (without duplication) with respect to the Mortgage Loans:  (i) each payment of principal on a Mortgage Loan due during the related Due Period and received by the related Servicer on or prior to the Determination Date for such Distribution Date, including any advances made by such Servicer with respect thereto, (ii) all full and partial principal prepayments on the Mortgage Loans received by the Servicers during the related Prepayment Period, (iii) the insurance proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicers with respect to the Mortgage Loans during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal of all repurchased defective Mortgage Loans with respect to the related Prepayment Period, (v) any amounts required to be paid in connection with any substitution of a Mortgage Loan and received during the related Prepayment Period and (vi) the principal portion of amounts received in connection with the optional clean-up call of the Mortgage Loans and related property of the Issuing Entity as of such Distribution Date less (B) any amounts payable to the Swap Providers (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Providers, other than a Defaulted Swap Termination Payment) not covered by the Interest Remittance Amount.

Lockout Principal Distribution Amount
With respect to any Distribution Date will be an amount equal to the least of (i) the aggregate Certificate Principal Balance of the Class A-5 Certificates and Class A-6 Certificates, (ii) the Senior Sequential Allocation Percentage of (a) the Principal Distribution Amount or (b) the Senior Principal Distribution Amount, as applicable, for such Distribution Date and (iii) the product of (a) the Priority Percentage for that Distribution Date, (b) the Lockout Distribution Percentage for that Distribution Date and (c) the Senior Sequential Allocation Percentage of the lesser of (x) the Principal Distribution Amount and (y) the Senior Principal Distribution Amount, in each case for that Distribution Date.

Priority Percentage
For any Distribution Date (i) the aggregate Certificate Principal Balance of the Class A-5 Certificates and Class A-6 Certificates divided by (ii) the aggregate Certificate Principal Balance of the Senior Certificates.

Lockout Distribution Percentage	For any Distribution Date, the percentage set forth below:

Distribution Date Occurring In	Lockout Distribution Percentage
July 2007 through June 2010	0%
July 2010 through June 2012	45%
July 2012 through June 2013	80%
July 2013 through June 2014	100%
July 2014 and thereafter	300%

Realized Loss
Shall mean (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such  Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable mortgage rate.  To the extent a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Realized Loss Amortization Amounts
As to each class of Senior Certificates and Mezzanine Certificates and any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for such class and (y) the remaining Net Monthly Excess Cashflow available after distribution for such class in priority fifth or sixth, as applicable, of the Net Monthly Excess Cashflow allocation above.

Subsequent Recovery	An amount received with respect to a Mortgage Loan as to which a Realized Loss had previously been allocated to a class of Certificates.

Senior Enhancement Percentage
For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates before taking into account the distributions on such Distribution Date and (ii) the Overcollateralization Amount as of such Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

Senior Principal Distribution Amount
As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Certificate Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 81.80% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Stated Principal Balance
With respect to each Mortgage Loan and any Distribution Date, the principal balance thereof as of the Cut-off Date minus the sum of  (i) the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such Distribution Date (and irrespective of any delinquency in such payments); (ii) all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement or the servicing agreement, as applicable, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date, and (iii) any Realized Loss thereon incurred prior to or during the related Due Period. The Stated Principal Balance of any liquidated Mortgage Loan is zero.

Stepdown Date
The later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 18.20%.

Targeted Overcollateralization Amount
As of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) the lesser of (x) approximately 2.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately 1.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (b) approximately 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Trigger Event
A Trigger Event has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 38.46% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period  (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
July 2010 through June 2011	0.70% for the first month, plus an additional 1/12th of 0.55% for each month thereafter
July 2011 through June 2012	1.25% for the first month, plus an additional 1/12th of 0.55% for each month thereafter
July 2012 through June 2013	1.80% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
July 2013 through June 2014	2.10% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
July 2014 and thereafter	2.15%

Unpaid Realized Loss Amount
For any class of Senior Certificates and Mezzanine Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such class, (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.

Filed pursuant to Rule 433(d) - Registration Statement No. 333-132108

NAAC 2007-2
SUMMARY OF THE MORTGAGE LOANS
Number of Mortgage Loans:	1,656	Non-Zero W.A. FICO Score:	686
Aggregate Principal Balance:	$437,450,039	Fixed First Liens:	100.00%
		Fixed Non-Balloon Loans:	91.13%

Average Principal Balance:	$264,161	Purpose:
Low Principal Balance:	$29,946	Purchase:	46.15%
High Principal Balance:	$2,000,000	Refinance - Rate/Term:	10.01%
W.A. Coupon:	7.583%	Refinance - Cashout:	43.83%
Low Coupon:	5.750%
High Coupon:	10.760%	Property Type:
W.A. Stated Remaining Term:	361 months	Single Family	53.89%
Low Stated Remaining Term:	170 months	2-4 Family	16.20%
High Stated Remaining Term:	477 months	PUD	15.83%
W.A. Seasoning:	4 months	Condo	7.70%
Latest Maturity Date:	March 1, 2047	Condotel	5.21%
		Co-op	1.03%
State Concentration (>5%):		Townhouse	0.15%
New York	17.54%
California	15.70%	Occupancy Status:
Florida	14.83%	Owner-Occupied:	68.98%
New Jersey	9.39%	Investment:	23.73%
Nevada	7.62%	Second Home:	7.30%

Interest Only Loans:	44.94%	Documentation:
		Full/Alt	8.96%
W.A. Original LTV:	76.46%	No Ratio	26.97%
Low LTV:	11.60%	NINA	13.66%
High LTV:	100.00%	Reduced/Limited	45.64%
W.A. Effective LTV:	72.83%	Stated	4.78%
Low Effective LTV:	11.60%
High Effective LTV:	90.00%	W.A. Prepayment Penalty Term:(1)	29 months
		Loans with Prepayment Penalties:	58.16%

(1) For loans with prepayment penalties only

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Balloon 15/30	2	$190,413	0.04%	7.200%	694	44.56%	176
Balloon 30/40	127	34,450,762	7.88	7.455	674	76.42	356
Balloon 30/50	15	4,149,409	0.95	7.310	675	73.53	356
Fixed 15yr	16	2,415,546	0.55	6.862	671	66.95	175
Fixed 20yr	1	205,176	0.05	7.875	680	75.00	237
Fixed 30yr	766	175,903,877	40.21	7.671	685	76.75	356
Fixed 30yr - IO	644	196,575,321	44.94	7.587	691	76.75	356
Fixed 40yr	85	23,559,534	5.39	7.190	684	73.80	476
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Principal Balances at Origination of the Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
1. - 50,000	21	$896,650	0.20%	7.942%	690	66.24%	346
50,001 - 100,000	175	13,962,249	3.19	7.963	682	74.22	352
100,001 - 150,000	298	37,419,400	8.54	7.752	691	75.51	360
150,001 - 200,000	276	48,748,587	11.13	7.615	691	78.24	361
200,001 - 250,000	243	54,452,687	12.43	7.623	695	77.61	358
250,001 - 300,000	170	46,775,229	10.67	7.670	687	78.31	361
300,001 - 350,000	97	31,570,366	7.20	7.434	676	77.14	366
350,001 - 400,000	90	33,796,750	7.71	7.528	682	77.23	362
400,001 - 450,000	59	25,037,529	5.71	7.304	688	75.55	364
450,001 - 500,000	59	28,048,782	6.40	7.517	679	77.05	364
500,001 - 550,000	47	24,715,329	5.64	7.410	699	79.00	361
550,001 - 600,000	33	18,934,144	4.32	7.325	687	77.89	363
600,001 - 650,000	35	22,088,851	5.04	7.401	674	76.51	367
650,001 - 700,000	12	8,156,580	1.86	7.623	665	70.88	366
700,001 - 750,000	8	5,816,690	1.33	7.334	695	77.30	355
750,001 - 800,000	5	3,835,173	0.88	7.751	685	70.77	356
800,001 - 850,000	3	2,489,350	0.57	7.964	715	80.00	356
850,001 - 900,000	1	900,000	0.21	7.125	680	58.06	356
900,001 - 950,000	4	3,725,500	0.85	7.912	665	72.61	356
950,001 - 1,000,000	6	5,950,500	1.36	8.435	670	72.93	357
1,050,001 - 1,100,000	1	1,077,000	0.25	8.000	708	70.39	355
1,100,001 - 1,150,000	1	1,120,000	0.26	7.500	674	70.00	355
1,150,001 - 1,200,000	1	1,200,000	0.27	7.125	701	60.00	356
1,200,001 - 1,250,000	1	1,225,000	0.28	7.750	694	74.24	356
1,300,001 - 1,350,000	2	2,680,000	0.61	7.751	692	67.13	356
1,400,001 - 1,450,000	2	2,847,750	0.65	8.000	719	75.00	358
1,500,001 - 1,550,000	1	1,505,000	0.34	7.875	691	70.00	356
1,550,001 - 1,600,000	1	1,600,000	0.37	7.000	662	69.57	349
1,700,001 - 1,750,000	1	1,732,500	0.40	7.875	661	69.30	356
1,850,001 - 1,900,000	1	1,872,500	0.43	7.875	712	70.00	357
1,950,001 - 2,000,000	2	4,000,000	0.91	7.626	647	58.07	354
Total:	1,656	$438,180,096	100.00%	7.583%	686	76.46%	361

Remaining Principal Balance of the Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
1 - 50,000	21	$894,013	0.20%	7.942%	690	66.24%	346
50,001 - 100,000	176	14,021,282	3.21	7.955	682	74.12	352
100,001 - 150,000	298	37,386,673	8.55	7.750	691	75.57	360
150,001 - 200,000	275	48,511,052	11.09	7.618	691	78.23	361
200,001 - 250,000	243	54,349,385	12.42	7.623	695	77.61	358
250,001 - 300,000	170	46,690,382	10.67	7.670	687	78.31	361
300,001 - 350,000	97	31,518,672	7.21	7.434	676	77.14	366
350,001 - 400,000	90	33,751,104	7.72	7.528	682	77.23	362
400,001 - 450,000	60	25,447,183	5.82	7.305	687	75.43	364
450,001 - 500,000	58	27,572,257	6.30	7.519	680	77.18	365
500,001 - 550,000	47	24,680,608	5.64	7.410	699	79.00	361
550,001 - 600,000	33	18,900,832	4.32	7.325	687	77.89	363
600,001 - 650,000	35	22,066,045	5.04	7.401	674	76.51	367
650,001 - 700,000	12	8,148,123	1.86	7.623	665	70.88	366
700,001 - 750,000	8	5,809,922	1.33	7.334	695	77.30	355
750,001 - 800,000	5	3,826,845	0.87	7.751	685	70.77	356
800,001 - 850,000	3	2,483,538	0.57	7.964	715	80.00	356
850,001 - 900,000	1	900,000	0.21	7.125	680	58.06	356
900,001 - 950,000	4	3,718,490	0.85	7.912	665	72.61	356
950,001 - 1,000,000	6	5,943,088	1.36	8.435	670	72.93	357
1,050,001 - 1,100,000	1	1,077,000	0.25	8.000	708	70.39	355
1,100,001 - 1,150,000	1	1,115,792	0.26	7.500	674	70.00	355
1,150,001 - 1,200,000	1	1,200,000	0.27	7.125	701	60.00	356
1,200,001 - 1,250,000	1	1,221,508	0.28	7.750	694	74.24	356
1,300,001 - 1,350,000	2	2,675,120	0.61	7.751	692	67.13	356
1,400,001 - 1,450,000	2	2,847,750	0.65	8.000	719	75.00	358
1,500,001 - 1,550,000	1	1,500,816	0.34	7.875	691	70.00	356
1,550,001 - 1,600,000	1	1,600,000	0.37	7.000	662	69.57	349
1,700,001 - 1,750,000	1	1,732,500	0.40	7.875	661	69.30	356
1,850,001 - 1,900,000	1	1,872,500	0.43	7.875	712	70.00	357
1,950,001 - 2,000,000	2	3,987,560	0.91	7.626	647	58.07	354
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Original Terms of the Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
180	18	$2,605,959	0.60%	6.887%	673	65.31%	175
240	1	205,176	0.05	7.875	680	75.00	237
360	1,552	411,079,370	93.97	7.609	687	76.69	356
480	85	23,559,534	5.39	7.190	684	73.80	476
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Remaining Terms of the Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
121 - 180	18	$2,605,959	0.60%	6.887%	673	65.31%	175
181 - 240	1	205,176	0.05	7.875	680	75.00	237
301 - 360	1,552	411,079,370	93.97	7.609	687	76.69	356
361>=	85	23,559,534	5.39	7.190	684	73.80	476
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Original Loan-to-Value Ratio of the Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Less than or equal to 50.00	86	$15,138,073	3.46%	7.037%	667	40.51%	365
50.01 - 55.00	29	7,983,034	1.82	7.125	682	53.10	353
55.01 - 60.00	47	17,291,600	3.95	7.204	674	58.59	369
60.01 - 65.00	77	20,381,645	4.66	7.055	674	63.97	360
65.01 - 70.00	133	41,772,155	9.55	7.472	673	69.22	366
70.01 - 75.00	227	61,800,934	14.13	7.579	680	74.34	359
75.01 - 80.00	788	216,309,451	49.45	7.552	693	79.84	360
80.01 - 85.00	14	3,324,723	0.76	7.521	700	84.37	381
85.01 - 90.00	89	17,608,896	4.03	7.784	693	89.47	358
90.01 - 95.00	89	19,410,821	4.44	8.606	699	94.94	362
95.01 - 100.00	77	16,428,708	3.76	8.643	689	99.88	363
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Original Combined Loan-to-Value Ratio of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Less than or equal to 50.00	84	$14,732,932	3.37%	7.049%	667	40.31%	365
50.01 - 55.00	27	7,288,989	1.67	7.143	683	52.95	352
55.01 - 60.00	45	16,036,632	3.67	7.165	672	58.41	370
60.01 - 65.00	70	18,279,810	4.18	7.039	667	63.92	360
65.01 - 70.00	87	26,298,858	6.01	7.357	666	68.46	372
70.01 - 75.00	133	37,535,357	8.58	7.446	672	73.48	357
75.01 - 80.00	309	86,517,678	19.78	7.474	686	78.84	360
80.01 - 85.00	34	9,118,102	2.08	7.356	682	78.06	371
85.01 - 90.00	286	74,277,677	16.98	7.664	701	80.06	360
90.01 - 95.00	209	55,112,094	12.60	8.011	693	84.63	359
95.01 - 100.00	372	92,251,912	21.09	7.806	693	83.06	361
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Mortgage Rate of the Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
5.501 - 6.000	18	$5,095,032	1.16%	5.936%	726	67.80%	368
6.001 - 6.500	101	29,093,733	6.65	6.354	687	68.53	377
6.501 - 7.000	267	76,270,257	17.44	6.868	689	73.15	359
7.001 - 7.500	374	107,240,286	24.51	7.337	683	75.50	363
7.501 - 8.000	516	137,291,565	31.38	7.802	688	76.70	359
8.001 - 8.500	186	40,531,375	9.27	8.322	686	80.26	359
8.501 - 9.000	108	23,151,057	5.29	8.805	689	83.80	359
9.001 - 9.500	50	11,284,583	2.58	9.264	665	88.34	364
9.501 - 10.000	27	5,361,995	1.23	9.752	672	95.86	358
10.001 - 10.500	6	1,205,977	0.28	10.231	696	92.92	356
10.501 - 11.000	3	924,181	0.21	10.729	631	95.00	356
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

FICO Score at Origination of the Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Not Available	4	$534,079	0.12%	7.666%	0	69.91%	388
561 - 580	1	217,908	0.05	8.000	580	68.60	356
581 - 600	21	5,982,993	1.37	8.140	591	61.82	375
601 - 620	62	14,867,852	3.40	7.740	614	69.33	362
621 - 640	189	49,808,353	11.39	7.634	631	74.95	355
641 - 660	257	68,975,121	15.77	7.487	651	74.61	362
661 - 680	284	81,345,993	18.60	7.601	670	77.37	360
681 - 700	221	60,045,500	13.73	7.663	690	79.35	364
701 - 720	210	57,369,436	13.11	7.560	709	76.46	362
721 - 740	138	34,227,810	7.82	7.466	730	76.45	364
741 - 760	104	25,253,875	5.77	7.695	750	78.98	356
761 - 780	88	21,214,466	4.85	7.510	767	78.99	359
781 - 800	60	13,012,516	2.97	7.302	789	78.38	364
Greater than or equal to 801	17	4,594,138	1.05	7.488	808	79.35	355
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Full/Alt	182	$39,175,289	8.96%	7.280%	686	79.79%	362
No Ratio	449	117,975,115	26.97	7.600	687	77.23	366
NINA	257	59,735,145	13.66	7.693	690	72.82	361
Reduced/Limited	691	199,665,907	45.64	7.592	685	76.32	359
Stated	77	20,898,582	4.78	7.643	688	77.64	353
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Owner-Occupied	1,010	$301,734,490	68.98%	7.454%	679	76.55%	364
Investor	532	103,792,229	23.73	7.916	703	76.17	355
2nd Home	114	31,923,320	7.3	7.721	707	76.61	356
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Loan Purpose of the Mortgage Loans
Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Purchase	834	$201,892,620	46.15%	7.803%	701	81.64%	359
Refi - Cash Out	664	191,748,297	43.83	7.411	673	71.14	362
Refi - Rate/Term	158	43,809,122	10.01	7.318	682	75.88	370
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
Single Family	909	$235,720,230	53.89%	7.499%	679	75.41%	362
2-4 Family	210	70,878,914	16.20	7.756	688	75.77	361
PUD	258	69,260,265	15.83	7.612	692	79.54	361
Condo	162	33,679,112	7.70	7.674	698	78.48	360
Condotel	95	22,777,159	5.21	7.732	729	78.23	355
Co-op	20	4,497,293	1.03	7.271	698	70.64	355
Townhouse	2	637,067	0.15	8.073	680	82.05	355
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Geographic Distribution of the Mortgage Loans
Geographic Distribution	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
New York	206	$76,721,051	17.54%	7.455%	685	74.14%	361
California	183	68,677,861	15.70	7.292	682	72.58	362
Florida	289	64,871,107	14.83	7.565	691	78.42	365
New Jersey	129	41,067,252	9.39	7.564	672	74.63	358
Nevada	132	33,331,767	7.62	7.625	708	77.60	357
Arizona	89	20,780,649	4.75	7.542	683	77.46	359
Virginia	46	13,272,921	3.03	7.818	691	81.07	358
Illinois	50	12,434,810	2.84	7.882	677	75.12	371
Maryland	47	12,264,057	2.80	7.431	669	76.02	367
Connecticut	32	10,782,840	2.46	7.374	680	75.23	362
Georgia	52	8,660,963	1.98	8.296	695	82.81	352
Texas	55	8,358,459	1.91	8.174	695	87.48	354
Minnesota	23	7,302,036	1.67	7.798	696	79.51	361
North Carolina	47	7,169,546	1.64	8.194	688	78.49	359
Pennsylvania	50	6,454,054	1.48	7.714	680	82.18	374
Massachusetts	27	6,396,373	1.46	7.681	691	78.24	379
Utah	17	5,108,962	1.17	8.013	695	74.93	348
South Carolina	22	4,091,931	0.94	7.725	715	74.15	350
Washington	11	3,396,857	0.78	7.820	682	79.25	355
District of Columbia	7	2,578,061	0.59	7.481	691	75.26	356
Colorado	13	2,385,718	0.55	7.800	689	83.04	356
Alabama	12	2,027,850	0.46	7.796	704	83.66	356
Michigan	13	1,654,977	0.38	7.558	689	77.18	370
Wisconsin	9	1,400,565	0.32	8.489	665	82.78	370
Ohio	12	1,365,382	0.31	7.932	736	84.26	364
Tennessee	11	1,314,450	0.30	7.525	689	82.90	355
Delaware	7	1,208,646	0.28	7.760	690	81.58	376
Nebraska	3	1,166,800	0.27	7.902	672	80.00	357
Rhode Island	4	999,375	0.23	7.875	666	79.89	356
Missouri	8	981,520	0.22	8.411	699	87.07	356
Louisiana	7	947,328	0.22	8.108	721	92.62	356
West Virginia	4	943,236	0.22	7.915	646	83.77	355
Indiana	7	907,103	0.21	8.346	733	85.01	367
Idaho	2	858,100	0.20	7.293	648	79.42	355
New Mexico	4	705,395	0.16	7.736	672	78.97	299
New Hampshire	3	701,616	0.16	7.284	714	80.33	356
Montana	1	682,843	0.16	7.250	671	32.62	356
Maine	5	666,379	0.15	7.819	675	78.71	384
Vermont	3	658,601	0.15	8.786	673	77.48	319
Hawaii	2	619,503	0.14	7.945	670	80.00	356
Oregon	4	543,016	0.12	6.970	676	64.04	355
Mississippi	3	425,072	0.10	7.868	688	76.93	356
Oklahoma	1	151,555	0.03	8.250	694	90.00	357
Kentucky	1	125,751	0.03	8.125	618	70.00	357
Wyoming	1	119,571	0.03	7.750	606	69.77	355
Iowa	1	103,304	0.02	9.180	681	95.00	356
Arkansas	1	64,827	0.01	6.625	716	30.23	357
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361

Original Prepayment Penalty Term of the Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	Non-Zero W.A. FICO	Original LTV	Stated Remaining Term (months)
No Prepay Penalty	650	$183,021,365	41.84%	7.581%	686	76.18%	359
4	1	323,265	0.07	8.875	625	80.00	356
6	20	6,165,796	1.41	8.193	701	81.21	355
12	237	61,100,735	13.97	7.672	686	74.26	367
24	110	24,821,111	5.67	8.246	679	83.26	366
30	1	154,800	0.04	7.375	662	72.00	356
36	603	152,437,800	34.85	7.437	688	76.60	360
60	34	9,425,168	2.15	7.204	674	73.00	374
Total:	1,656	$437,450,039	100.00%	7.583%	686	76.46%	361